Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF APRIL 30, 2016

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$30,588
Cash equivalents held in trust	1,741
Total investments held in trust	32,329
Cash and cash equivalents	793
Fixed-maturity securities, at fair value	4,565
Accrued investment income	232
Prepaid expenses	12
Premiums receivable	275
Total assets	$38,206

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$1,027
Losses payable	58
Unearned premiums	494
Accrued ceding commission expense	28
Other liabilities	138
Total liabilities	1,745
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained deficit	(33,419)
Total stockholder’s equity	36,461
Total liabilities and stockholder’s equity	$38,206

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED APRIL 30, 2016

(in thousands)

Revenues:
Premiums earned	$279
Net investment income	84
Total revenues	363
Expenses:
Underwriting expense	63
General and administrative expenses	137
Total expenses	200
Income before federal income taxes	163
Federal income tax benefit	—
Net income	$163